Exhibit 99.27(e)

[product name]
Individual Deferred Index-Linked Variable Annuity

Underwritten by **ASPIDA LIFE INSURANCE COMPANY (the "Company")**
Administrative Office: [2327 Englert Dr. | Durham, NC 27713 | P: 1.833.4ASPIDA | Aspida.com]

TYPE OF OWNERSHIP

[☐ Natural Person(s)

[☐ Non-Natural Person]
[☐ Trust ☐ Corporation/Entity]

1(a). OWNER

Sex: ☐ Male ☐ Female

First, Middle, & Last Name ______________________
(enter non-natural person's name if applicable)

Date of Birth/Formation Date ______________ SSN/TIN ______________ Marital Status: ☐ Single ☐ Married

Residential Address *(Street, City, State, Zip)* ______________________
(cannot be a P.O. Box)

Phone ______________ Email Address ______________________

Is the Owner a non-resident alien? ☐ Yes ☐ No]
(If yes, then you are not eligible for this product)

[1(b). JOINT OWNER *(must be Spouse of Owner listed in 1(a).)*

First, Middle, & Last Name ______________________ Sex: ☐ Male ☐ Female

Date of Birth______________ SSN ______________

Address same as Primary Owner? ☐ Yes ☐ No

Residential Address *(Street, City, State, Zip)* ______________________
(cannot be a P.O. Box)

Phone______________ Email Address ______________________

Is the Joint Owner a non-resident alien? ☐ Yes ☐ No]
(If yes, then you are not eligible for this product)

Aspida is the trade name of Aspida Life Insurance Company and its affiliates. Each company is solely responsible for its own financial conditions and contractual obligations.

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2(a). ANNUITANT First, Middle, & Last Name Sex: Male Female Date of Birth SSN Marital Status: Single Married Residential Address (Street, City, State, Zip) (cannot be a P.O. Box) (Street, City, State, Zip) (if different than residence address) Phone Email Address Is the Annuitant a non-resident alien? Yes (If yes, then you are not eligible for this product) [2(b). JOINT ANNUITANT First, Middle, & Last Name No] Sex: Male Female Date of Birth SSN Marital Status: Single Married Residential Address (Street, City, State, Zip) (cannot be a P.O. Box) Phone Is the Joint Annuitant a non-resident alien? Yes (If yes, then you are not eligible for this product) Email Address No] ] 2. BENEFICIARY(IES) Percentages must be in whole numbers, Both Primary and Contingent Beneficiary percentages must each add up to 100%. If the Owner lives in a Community Property State, the spouse must be named as the sole Primary Beneficiary, unless stated otherwise below. Primary Surviving Spouse (if spouse is a Joint Owner.) First, Middle, & Last Name (enter non-natural person’s name if applicable) Date of Birth/Formation Date SSN/TIN Relationship to Owner Benefit (%) Residential Address (Street, City, State, Zip) Phone Email Address Primary Contingent First, Middle, & Last Name (enter non-natural person’s name if applicable) Date of Birth/Formation Date SSN/TIN Relationship to Owner Benefit (%) Residential Address (Street, City, State, Zip) Phone Email Address ICC24A-4023 Page 2 of 8 [reserved for bar code] Mailing Address

[ADDITIONAL BENEFICIARY INFORMATION Percentages must be in whole numbers, Both Primary and Contingent Beneficiary percentages must each add up to 100%. Primary Contingent First, Middle, & Last Name (enter non-natural person’s name if applicable) Date of Birth/Formation Date SSN/TIN Relationship to Owner Benefit (%) Residential Address (Street, City, State, Zip) Phone Email Address Primary Contingent First, Middle, & Last Name (enter non-natural person’s name if applicable) Date of Birth/Formation Date SSN/TIN Relationship to Owner Benefit (%) Residential Address (Street, City, State, Zip) Phone Email Address Primary Contingent First, Middle, & Last Name (enter non-natural person’s name if applicable) Date of Birth/Formation Date SSN/TIN Relationship to Owner Benefit (%) Residential Address (Street, City, State, Zip) Phone Email Address Primary Contingent First, Middle, & Last Name (enter non-natural person’s name if applicable) Date of Birth/Formation Date SSN/TIN Relationship to Owner Benefit (%) Residential Address (Street, City, State, Zip) Phone Email Address Primary Contingent First, Middle, & Last Name (enter non-natural person’s name if applicable) Date of Birth/Formation Date SSN/TIN Relationship to Owner Benefit (%) Residential Address (Street, City, State, Zip) Phone Email Address ] ICC24A-4023 Page 2a of 8 [reserved for bar code]

3. CONTRACT & PREMIUM DETAILS

Plan Type *(Select one)* ☐ Non-Qualified [Qualified: ☐ IRA ☐ Roth IRA ☐ Inherited IRA]
[Contribution: Current Year $____________ Prior Year $____________]

How will the Annuity be funded?

[☐ EFT] [$____________]
[(must complete EFT Initial Premium Authorization form)]

[☐ ACH/Wire] [$____________]
[(must complete EFT Initial Premium Authorization form)]

[☐ Trustee to Trustee Transfer/Rollover] [$____________]
[(must complete 1035 Exchange Rollover Transfer form)]

[☐ 1035 Exchange] [$____________]
[(If financial professional initiated, must complete 1035 Exchange Rollover Transfer form)]

Total Single Premium[1] $____________

☐ [1]check if total amount is estimated or a transfer is requested

Withdrawal Charge Schedule [☐ 6 Year]

Crediting Rate Strategy Allocation Instructions

Allocation to each Crediting Rate Strategy must be in whole percentages of the Single Premium. **The total MUST equal 100%.**

	Index	Strategy Period	Index Crediting Methodology	Current Limit on Index Loss (if held until end of Strategy Period)	
☐			Fixed Interest		%
☐	[S&P 500® Index	1 Year	Point-to-Point	-10% Buffer Percentage]	%]
☐	[S&P 500® Index	1 Year	Point-to-Point	-20% Buffer Percentage]	%]
☐	[S&P 500® Index	1 Year	Point-to-Point	-10% Buffer Percentage]	%]
☐	[S&P 500® Index	1 Year	Point-to-Point	-10% Floor Percentage]	%]
☐	[S&P 500® Index	1 Year	Point-to-Point	0% Floor Percentage]	%]
☐	[S&P 500® Index	3 Year	Point-to-Point	-10% Buffer Percentage]	%]
☐	[S&P 500® Index	3 Year	Point-to-Point	-20% Buffer Percentage]	%]
☐	[S&P 500® Index	3 Year	Point-to-Point	-10% Buffer Percentage]	%]
☐	[S&P 500® Index	3 Year	Point-to-Point	-20% Buffer Percentage]	%]
☐	[S&P 500® Index	6 Year	Point-to-Point	-10% Buffer Percentage]	%]
☐	[S&P 500® Index	6 Year	Point-to-Point	-20% Buffer Percentage]	%]
☐	[S&P 500® Index	6 Year	Point-to-Point	-10% Buffer Percentage]	%]
☐	[S&P 500® Index	6 Year	Point-to-Point	-20% Buffer Percentage]	%]
☐	[S&P 500® Index	6 Year	Guaranteed Annual Point-to-Point Cap Rate and Buffer	-10% Buffer Percentage]	%]
☐	[Nasdaq-100 Index®	1 Year	Point-to-Point	-10% Buffer Percentage]	%]
☐	[Nasdaq-100 Index®	1 Year	Point-to-Point	-20% Buffer Percentage]	%]
☐	[Nasdaq-100 Index®	1 Year	Point-to-Point	-10% Buffer Percentage]	%]
☐	[Nasdaq-100 Index®	1 Year	Point-to-Point	-10% Floor Percentage]	%]
☐	[Nasdaq-100 Index®	1 Year	Point-to-Point	0% Floor Percentage]	%]
☐	[Nasdaq-100 Index®	3 Year	Point-to-Point	-10% Buffer Percentage]	%]
☐	[Nasdaq-100 Index®	3 Year	Point-to-Point	-20% Buffer Percentage]	%]
☐	[Nasdaq-100 Index®	3 Year	Point-to-Point	-10% Buffer Percentage]	%]

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[Nasdaq-100 Index® 3 Year Point-to-Point -20% Buffer Percentage] %] [Nasdaq-100 Index® 6 Year Point-to-Point -10% Buffer Percentage] %] [Nasdaq-100 Index® 6 Year Point-to-Point -20% Buffer Percentage] %] [Nasdaq-100 Index® 6 Year Point-to-Point -10% Buffer Percentage] %] [Nasdaq-100 Index® 6 Year Point-to-Point -20% Buffer Percentage] %] [Nasdaq-100 Index® 6 Year Guaranteed Annual Cap Rate and Buffer -10% Buffer Percentage] %] [Russell 2000® Index 1 Year Point-to-Point -10% Buffer Percentage] %] [Russell 2000® Index 1 Year Point-to-Point -20% Buffer Percentage] %] [Russell 2000® Index 1 Year Point-to-Point -10% Buffer Percentage] %] [Russell 2000® Index 3 Year Point-to-Point -10% Buffer Percentage] %] [Russell 2000® Index 3 Year Point-to-Point -20% Buffer Percentage] %] [Russell 2000® Index 3 Year Point-to-Point -10% Buffer Percentage] %] [Russell 2000® Index 3 Year Point-to-Point -20% Buffer Percentage] %] [Russell 2000® Index 6 Year Point-to-Point -10% Buffer Percentage] %] [Russell 2000® Index 6 Year Point-to-Point -20% Buffer Percentage] %] [Russell 2000® Index 6 Year Point-to-Point -10% Buffer Percentage] %] [Russell 2000® Index 6 Year Point-to-Point -20% Buffer Percentage] %] [MSCI EM Index 1 Year Point-to-Point -10% Buffer Percentage] %] [MSCI EM Index 1 Year Point-to-Point -20% Buffer Percentage] %] [MSCI EM Index 1 Year Point-to-Point -10% Buffer Percentage] %] Total [100%] ICC24A-4023 Page 4 of 8 [reserved for bar code]

5. REPLACEMENT Do You have any other existing life insurance policies or annuity contracts? If Yes, ensure that any applicable disclosure and replacement forms are attached. Yes No Willthis Contract replace or change any of Your existing life insurance policies or annuity contracts? If Yes, ensure that any applicable disclosure and replacement forms are attached. Yes No 6. SPECIAL INSTRUCTIONS ICC24A-4023 Page 5of 8 [reserved for bar code]

ACKNOWLEDGMENTS & SIGNATURES

Agreements & Signatures

WARNING: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

State insurance law may prohibit the owner of an annuity from entering into any agreement to sell, transfer or assign an annuity contract prior to the date the contract was issued, or within a period of time specified by state law after the date the contract was issued. You should consult with legal advisors if you have any questions about these matters.

By signing below, I acknowledge the statements above and understand and agree to the following:

- All statements, information and answers given in this application are true and correct to the best of my knowledge:
- I certify that the Social Security or Taxpayer Identification number shown above is correct;
- This application is subject to acceptance by the Company. If this application is rejected for any reason, the Company will be liable only for return of the purchase payment paid, without interest;
- I may return my contract within the Right to Examine period (shown on the first page of my contract) if I am dissatisfied for any reason.

☐ I acknowledge that I have received, either physically or electronically, and understand the current prospectus, which includes the applicable allocation account options for this registered index-linked annuity.

☐ I understand that all payments and values provided by this contract, including but not limited to the Contract Values, Death Benefit, and Withdrawal values, if any, are based on separate account assets and are not guaranteed. These values will decrease or increase with investment experience. There is a risk of loss, and this loss may be greater if a withdrawal, death, annuitization, transfer or surrender occurs before the end of the Strategy Period. Any gains may be limited and are not guaranteed.

Owner Signature ______________________ Date ____________ Signed in State ____________________

(Please sign in your capacity as Trustee or Officer)

[Joint Owner Signature ______________________ Date ____________ Signed in State ____________________]

Annuitant Signature ______________________ Date ____________ Signed in State ____________________

[Joint Annuitant Signature ______________________ Date ____________ Signed in State ____________________]

All checks must be payable to **Aspida Life Insurance Company.** Do not make checks payable to a financial professional, agency, or a financial institution.

If the Owner is married and lives in a community property state [(AZ, CA, ID, LA, NM, NV, TX, WA, WI)], the spouse will be the sole Primary Beneficiary of the contract unless you check the box below. This allows your spouse to continue the contract if you die before the Annuity Start Date. Regardless of your primary beneficiary designation, you may name contingent beneficiary(ies). Anyone named as Primary Beneficiary other than the spouse will become a contingent beneficiary, unless the box below is checked.

DECLINING TO DESIGNATE SURVIVING SPOUSE AS THE SOLE PRIMARY BENEFICIARY:

☐ By checking this box, the spouse of the Owner has been made aware of and consents that they will not be the sole Primary Beneficiary of the contract. The beneficiary(ies) will be named in the Beneficiary section of this application. At the death of the Owner before the Annuity Start Date, any death benefit will be paid to the name beneficiary(ies). At the death of the Owner after the Annuity Start Date, any death benefit will be paid according to the annuitization option elected.

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FOR FINANCIAL PROFESSIONAL USE ONLY: ACKNOWLEDGMENTS & SIGNATURES I am authorized, appointed and appropriately licensed to sell this annuity product. I have fully disclosed and explained the annuity features, charges and other restrictions to the Owner. I believe this annuity is suitable and have provided, if applicable, the Annuity Buyer’s Guide, disclosure statement(s), and replacement notices. If this Contract applied for will change or replace any life insurance or annuity contract, I gave the applicant a copy of all sales materials used in the sale of the annuity. I certify that I have truly and accurately recorded on this application the information provided by the Owners or have witnessed the Owner completing this information. No financial professional is authorized to accept risks, make or change this application or change any policy issued by the Company, or give up any of the Owner’s rights or requirements. [ Commission Option A Commission Option B Commission Option C] [First, MI, & Last Name Percentage NPN ] [Financial Professional Signature Date Signed in State ] [First, MI, & Last Name Percentage NPN ] [Financial Professional Signature Date Signed in State ] [First, MI, & Last Name Percentage NPN ] [Financial Professional Signature Date Signed in State ] [First, MI, & LastName Percentage NPN ] [Financial Professional Signature Date Signed in State ] ICC24A-4023 Page 8 of 8 [reserved for bar code]